Exhibit 10.37

2011 STOCK INCENTIVE PLAN

FOR KEY EMPLOYEES OF

BLUE ACQUISITION GROUP, INC. AND ITS AFFILIATES

1.	Purpose of Plan

The 2011 Stock Incentive Plan for Key Employees of Blue Acquisition Group, Inc. and its Affiliates (the “Plan”) is designed:

(a) to promote the long term financial interests and growth of Blue Acquisition Group, Inc. (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c) to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

(a) “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means (i) the sale of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of Blue Holdings I, L.P. (the “Parent”), a limited partnership controlled by affiliates of Kohlberg Kravis Roberts & Co., Vestar Capital Partners and Centerview Partners (together, the “Sponsors”), the Company, Del Monte Foods Company or Del Monte Corporation, as applicable, to any Person (or group of Persons acting in concert), other than to (x) the Sponsors or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by Parent, the Company or their respective Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by Parent or the Company; or (ii) a merger, recapitalization or other sale (in one transaction or a series of related transactions) by Parent, the Company, the Sponsors or any of their respective Affiliates (which includes for the avoidance of doubt Del Monte Foods Company and Del Monte Corporation), to a Person (or group of Persons acting in concert) of equity interests or voting power that results in any Person (or group of Persons acting in concert) (other than (x) the Sponsors or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by Parent, the Company or their respective Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by Parent or the Company) owning more than 50% of the equity interests or voting power of Parent, the Company, Del Monte Foods Company or Del Monte Corporation, as applicable (or any resulting company after a merger); or (iii) any event which results in the Sponsors or their respective Affiliates ceasing to hold the ability to elect a majority of the managers of the General Partner of Parent, or members of the board of directors of Parent, or members of the board of directors of the Company, as applicable. For the avoidance of doubt, none of an initial public offering, stock dividend, stock split or any other similar corporate event shall alone constitute a Change in Control.

For purposes of this definition, “controlled by” means with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(d) “Code” means the United States Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board (or, if no such committee is appointed, the Board).

(f) “Common Stock” or “Share” means the common stock, par value $0.01 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

(g) “Employee” means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the fair market value of one share of Common Stock on any given date, as determined reasonably and in good faith by the Board, and based on the most recent appraisal of Common Stock prepared by a third party that is not an Affiliate of Parent, the Company or any of its subsidiaries received by the Board, which appraisal must have been prepared no more than six months prior to the date on which such determination is made.

(j) “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option or Other Stock-Based Award.

(k) “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(l) “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(m) “Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement between the applicable Participant and the Company.

(n) “Other Stock-Based Award” means any award described in Section 5(b) below.

(o) “Participant” means an Employee, non-employee member of the Board, consultant or other person having a service relationship with the Company or any other Service Recipient, to whom one or more Grants have been made and remain outstanding.

(p) “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(q) “Public Offering” means any registered public offering of the Common Stock on the New York Stock Exchange or the Nasdaq Stock Market or other nationally recognized stock exchange or listing system.

(r) “Sale Participation Agreement” shall mean that certain Sale Participation Agreement between the applicable Participant and Parent.

(s) “Service Recipient” shall mean, the Company, any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

(t) “Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

3.	Administration of Plan

(a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan, subject to applicable law and such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants.

(c) The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee, nor employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

4.	Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination of employment or other service relationship, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change in Control.

5.	Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee’s sole discretion:

(a) Stock Options – These are options to purchase Common Stock (“Stock Options”). At the time of Grant the Committee shall determine, and shall include in the Grant Agreement, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested options. Notwithstanding the foregoing, the exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Section 8 hereof). In addition to other restrictions contained in the Plan, a Stock Option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted. Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for at least six months (or such other period of time as may be required by the Company’s accountants), (iii) with the consent of the Committee, through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law, or (iv) a combination of the foregoing methods, in each such case in accordance with the terms of the Plan, the Grant Agreement.

(b) Other Stock-Based Awards- The Committee may grant or sell awards of Shares, awards of restricted Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (including, without limitation, restricted stock units, stock appreciation rights, and dividend equivalent rights). Such “Other Stock-Based Awards” shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive or vest with respect to, one or more

Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Grants under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

6.	Limitations and Conditions

(a) The number of Shares available for Grants under this Plan is intended to be 6% of outstanding shares at closing on a fully diluted basis, subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law, provided that such pool size shall automatically be increased if both the Board and the Chief Executive Officer, in their discretion, make Grant allocations that exceed 6% of outstanding shares at closing. Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, withheld to satisfy tax withholding obligations, or are repurchased by the Company shall immediately become available for new Grants.

(b) Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant’s employment or other service relationship at any time or for any reason.

(c) Other than as specifically provided in the Management Stockholder’s Agreement or Sale Participation Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(d) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

(e) No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(f) Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.	Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and other Service Recipient) during such leave of absence.

8.	Adjustments

In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Grants, (ii) adjust the share prices related to outstanding Grants, and/or (iii) take such other action (including, without limitation providing for payment of a cash amount to holders of outstanding Grants and adjusting performance targets), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Grants, without adverse tax consequences under Section 409A of the Code. Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon holders of Options and upon the Company.

9.	Change in Control

In the event of a Change in Control: (a) if determined by the Committee in the applicable Grant Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Grants then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (b) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (i) cancel such awards for Fair Market Value which for these purposes shall equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Stock Options) over the aggregate option price of such Stock Options (and for the avoidance of doubt, any Stock Options having an exercise price equal to or greater than the consideration to be paid in the Change in Control may be cancelled without payment in respect thereof); (ii) provide for the issuance of substitute awards that will preserve in no less favorable a manner the otherwise applicable terms of any affected Grants previously granted hereunder, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least ten business days prior to the Change in Control, any Stock Options shall be exercisable as to all Shares subject thereto (where, for the avoidance of doubt, Participant shall have the ability to request that such shares be withheld to satisfy the payment of the exercise price of such Stock Options and/or to satisfy any tax withholding obligations that the Participant may incur as a result of such exercise) and that upon the occurrence of the Change in Control, such Stock Options shall terminate and be of no further force and effect.

10.	Amendment and Termination

(a) The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that no such action shall modify any Grant in a manner that is disadvantageous in more than a de minimis manner to a Participant with respect to any outstanding Grants, other than to correct any good faith typographical error or omission or pursuant to Section 8, 9 or 10(c) hereof, without the Participant’s consent, except as such modification is provided for or contemplated in the terms of the Grant or this Plan.

(b) The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Section 8, 9 or 10(c) hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee, extend the term of the Plan. However, no such action shall be materially disadvantageous to a Participant with respect to any outstanding Grants, other than pursuant to Section 8, 9 or 10(c) hereof, without the Participant’s consent, except as otherwise contemplated in the terms of the Grant or the Plan.

(c) This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, reasonably determined by the Board in consultation with the Participant, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). Any payment of any Award that is payable in installments shall be deemed a “separate payment” for purposes of Section 409A of the Code.

11.	Governing Law; International Participants

(a) This Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable therein.

(b) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient.

12.	Withholding Taxes

The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

13.	Effective Date and Termination Dates

The Plan shall be effective on February 16, 2011 and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10, but the terms of Grants made on or before the expiration of the Plan shall extend beyond such expiration in accordance with their terms.